EXHIBIT 4 (a)
                 TENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This TENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND NOTE AMENDMENT AGREEMENT (the "Tenth Amendment") is made and entered into as of this 21st day of September 1995, by and among R. G. Barry Corporation, an Ohio corporation (hereinafter call the "Borrower"), The Bank of New York, a New York trust company, and The Huntington National Bank, a national banking association of Columbus, Ohio (hereinafter collectively called the "Banks" and individually a "Bank").

                                   RECITALS

     A. The Borrower and the Banks entered into a Revolving Credit Agreement dated as of June 30, 1991, as amended by a First Amendment to Revolving Credit Agreement dated as of October 16, 1991, a Second Amendment to Revolving Credit Agreement dated as of December 11, 1991, a Third Amendment to Revolving Credit Agreement dated as of February 21, 1992, a Fourth Amendment to Revolving Credit Agreement dated as of March 20, 1992, a Fifth Amendment to Revolving
Credit  Agreement  dated as of June 3, 1992,  a Sixth  Amendment  to Revolving
Credit  Agreement  dated as of June 8, 1993, a Seventh  Amendment to Revolving
Credit  Agreement  dated as of  December  20,  1993,  an Eighth  Amendment  to
Revolving Credit Agreement dated as of February 14, 1994, and a Ninth Amendment to Revolving Credit Agreement dated as of June 12, 1995, (all of the foregoing hereinafter collectively referred to as the "Credit Agreement").

     B. Pursuant to the Credit Agreement, the Borrower executed and delivered to the Banks certain other loan documents, letters, certificates, notes, agreements and instruments in connection with the indebtedness referred to in the Credit Agreement, including but not limited to, a Revolving Credit Note dated June 30, 1991, in favor of the Huntington National Bank in the original principal amount of $19,000,000 (the "HNB Note"), and a Revolving Credit Note dated June 30, 1991, in favor of The Bank of New York in the original principal amount of $19,000,000 (the "BNY Note") (all of the forgoing hereinafter collectively referred to as the "Loan Documents").

     C. The Borrower and the Banks now desire to amend and modify certain terms of the Credit Agreement, the HNB Note and the BNY Note, as set forth in this Tenth Amendment.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks for themselves and their respective successors and assigns, do hereby agree as follows:

     1. Paragraphs 2 and 3 of the Preamble to the Credit  Agreement are hereby
amended  to  increase  the  Commitment  of  each  Bank  from   $19,000,000  to
$22,500,000, for the period from September 1, 1995 through November 29, 1995.

     2. Section 2 (i) of the Credit Agreement is hereby amended by deleting September 30, 1995, as the date beyond which no Interest Period may extend, and substituting therefor the date December 31, 1995.

     3. Section 3 (c) of the Credit Agreement is hereby amended by deleting September 30, 1995, as the date through which the Commitment Fee shall accrue and substituting therefor the date December 31, 1995.

     4. Section 3 (f) of the Credit Agreement is hereby amended by deleting September 30, 1995, as the date prior to which the Borrower has the right to terminate the Agreement or reduce the Commitment, all as provided in such
Section 3 (f), and substituting therefor the date December 31, 1995.

     4A. Sections 8(a) and 8(f) of the Credit Agreement are hereby amended by inserting the phrase "and the last day of each fiscal quarter of the Borrower thereafter" after the phrase "12/31/94" in the table appearing in each of said Sections.

     5. The HNB Note and the BNY Note are hereby amended by deleting September 30, 1995, at the end of the third paragraph, as the date upon which all principal and interest on such HNB Note or BNY Note shall be due and payable, and substituting therefor the date December 31, 1995.

     6. The Borrower hereby represents and warrants to the Banks that no set of facts or circumstances exists which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing would constitute an "Event of Default," as defined by the Credit Agreement, nor will any such set of facts or circumstances exist immediately after the execution and delivery of the Tenth Amendment by the performance or observance of any provision hereof or thereof.

     7. Each reference to the Credit Agreement, whether by use of the phase "Revolving Credit Agreement," "Credit Agreement," "Agreement," the prefix "herein" or any other term, and whether contained in the Credit Agreement itself, in this Tenth Amendment and any document executed concurrently herewith or in any loan documents executed hereafter, shall be construed as a reference to the Credit Agreement as amended by this Tenth Amendment.

     8. Except as modified herein, the Credit Agreement, the Loan Documents and all other agreements as to payment or guarantee of payment in connection therewith shall remain as written originally and in full force and effect in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the banks may have thereunder.

     9. The Borrower agrees to perform and observe all the covenants, agreements, stipulations and conditions to be performed on its part under the Credit Agreement, the other Loan Documents and all other related agreements, as amended hereby.

     10. The Borrower hereby represents and warrants to the Banks that (a) the Borrower has legal power and authority to execute and deliver this Tenth Amendment and the related notes; (b) the officer executing this Tenth
Amendment and the related notes on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein and therein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof and of the provisions of the related notes do not violate or conflict with the articles of incorporation, regulations or by-laws of the Borrower or any law, regulation or judgment applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; (d) all consents, approvals or authorizations, if any, required on the part of the Borrower from any of its creditors or from any governmental authority in connection with the execution and delivery of this Tenth Amendment and the related notes have been duly obtained; and (e) this Tenth Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect and is enforceable in accordance with its terms.

     11. The Borrower represents and warrants to the Banks that on and as of the date hereof each of the representations and warranties set forth in
Section 1 of the Credit Agreement is true and correct. For purposes of the warranties and representations made in Sections 1(c), 1(d), 1(e), 1(f) and 1(h) of the Credit Agreement, the financial statements referred to shall be the interim unaudited financial statements for the twenty-five (25) week period ended June 24, 1995.

     12. This Tenth Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Tenth Amendment.

     13. The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     14. This Tenth Amendment shall become effective only upon its execution by all parties hereto.

     15. This Tenth Amendment shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns.

     16. This Tenth Amendment shall be construed in accordance with and governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment as of the date and year first above written.


                            R. G. BARRY CORPORATION

                           By: /s/ Michael Krasnoff
                       Name Printed: Michael S. Krasnoff
                         Title: V. P., Asst. Treasurer

                             THE BANK OF NEW YORK

                           By: /s/ Paula M. DiPonzio
                         Name Printed: Paula DiPonzio
                             Title: Vice President

                         THE HUNTINGTON NATIONAL BANK

                             By: /s/ Robert Friend
                        Name Printed: Robert H. Friend
                             Title: Vice President